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                                     BY-LAWS

                                       OF

                            SCHAFER VALUE FUND, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

          SECTION 1. The annual meeting of the stockholders of the Corporation shall be held at such date, time and place during the month of April of each year, either within or without the State of Maryland, as may be designated by resolution of the Board of Directors from time to time, for the purposes of electing directors and for transacting such other business as may properly be brought before the meeting. Only such business, in addition to that prescribed by law, by the Articles of Incorporation and by these By-Laws, may be brought before such meeting as may be specified by resolution of the Board of Directors, or by a writing filed with the Secretary of the Corporation and signed by the Chairman of the Board or the President or a majority of the directors or by stockholders holding at least 25% of the stock of the Corporation outstanding and entitled to vote at the meeting. No annual meeting of the stockholders of the Corporation shall be held unless required by applicable law or by the Board of Directors of the Corporation.

          SECTION 2. Special meetings of the stockholders for any purpose or purposes may be held upon call by the Chairman of the Board or the President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President, a Vice President, the Secretary or any director at the request in writing of a majority of the Board of Directors or of stockholders holding at least 25% of the stock of the Corporation outstanding and entitled to vote at the meeting, at such time and at such place within or without the State of Maryland as may be fixed by the Chairman of the Board or the President or the Board of Directors or by the stockholders holding at least 25% of the stock of the Corporation outstanding and so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call. Such request shall state the purpose or purposes of the proposed meeting and only such purpose or purposes so specified may properly be brought before such meeting.

          SECTION 3. Written or printed notice of every annual or special meeting of stockholders stating the time and place thereof and the general nature of the business proposed to be transacted at any such meeting, shall be delivered personally or mailed at least ten days prior thereto to each stockholder of record entitled to vote at the meeting at his address as the same


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appears on the books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the stockholders entitled to vote are present or represented at the meeting, or if notice is waived in writing, either before or after the meeting, by those not present or represented at the meeting. No notice of an adjourned meeting of the stockholders other than an announcement of the time and place thereof at the preceding meeting shall be required.

          SECTION 4. At every meeting of the stockholders, the holders of record of one-third of the outstanding shares of the stock of the Corporation entitled to vote at the meeting, whether present in person or represented by proxy, shall constitute a quorum, except as otherwise provided by law. If at any meeting there shall be no quorum, the holders of record, entitled to vote at the meeting, of a majority of such shares so present or represented may adjourn the meeting from time to time to a date not more than 120 days from the original record date, without notice other than announcement at the meeting, until a quorum shall have been obtained when any business may be transacted which might have been transacted as first convened had there been a quorum.

          SECTION 5. Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he is not present, by the President or a Vice President or, in their absence, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

          SECTION 6. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him, but no proxy shall be voted on after 11 months from its date, unless such proxy provides for a longer period. All elections of directors shall be had and all questions, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws, shall be decided by a majority vote of the stockholders present or represented and entitled to vote thereat in person or by proxy. It shall be the duty of the officer who shall have charge of the stock ledger of the Corporation to prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order. Such list shall be open, at the place where said election is to be held for said ten days, to the examination of any stockholder and shall be produced and kept at the time and place of election during the whole time thereof and subject to the inspection of any stockholder who may be present.

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          SECTION 7. The vote on the election of directors, and other questions properly brought before any meeting, need not be by ballot except when so demanded by a majority of the shareholders present and entitled to vote thereon, or when so ordered by the chairman of such meeting. The chairman of each meeting at which directors are to be elected by ballot or at which any question is to be so voted on shall appoint two inspectors of election. No director or candidate for the office of director shall be appointed as such inspector. Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. Except when the stock transfer books of the Corporation shall have been closed, or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided by Section 8 of this Article I, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

          SECTION 8. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect; or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such stockholders, and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

          SECTION 1. The Board of Directors of the Corporation shall consist of not less than three nor more than fifteen persons, who need not be stockholders. The number of Directors (within the above limits) shall be fixed from time to time by a majority of the Board of Directors. The directors shall be elected annually and shall hold office, unless sooner removed, until their respective successors are elected and qualify. A majority of the whole Board, but in no event less than two, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. No notice of an adjourned meeting of the directors other than an announcement of the time and place thereof at the preceding meeting shall be required. The acts of the majority of the directors present at any meeting at which there is a quorum, shall, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, be the acts of the Board.

          SECTION 2. Unless otherwise provided in the Articles of Incorporation or these By-Laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office. In the case of a vacancy resulting from any cause other than an increase in the authorized number of directors, such action shall be deemed to be duly taken even if a majority of such directors is less than a quorum. A director so chosen shall hold office until the next annual meeting of stockholders and until his respective successor is elected and shall have qualified. The stockholders, at any meeting called for the purpose, may remove, with or without cause, any director and, at any meeting called for the purpose, fill the vacancy in the Board thus caused.

          SECTION 3. Meetings of the Board of Directors shall be held at such place, within or without the State of Maryland, as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of a majority of the persons constituting the Board of Directors or the Chairman of the Board or the President or the Secretary, by oral, telephonic, telegraphic or written notice, duly served on or sent or mailed to each director at least twenty-four hours before the meeting. The notice of any special meeting shall specify the

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purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if notice is waived in writing, either before or after the meeting, by those not present.

          SECTION 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board or the President or, if neither is present, by a Vice President or, if none of the above are present, by a chairman to be chosen at the meeting, and the Secretary or, if he is not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

          SECTION 5. The directors shall receive such fees or compensation for services to the Corporation (including attendance at meetings of the Board or of committees designated by the Board pursuant to Section 7 of this Article II) as may be fixed by the Board of Directors from time to time by resolution or resolutions.

          SECTION 6. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each such committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions and subject to the General Laws of the State of Maryland, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of, to fill vacancies in, or to dissolve any such committee.

          SECTION 7. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each member of the Board or committee and is filled with the minutes of proceedings of the Board or committee. Members of the Board or a committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

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                                   ARTICLE III

                                    OFFICERS

          SECTION 1. The Board of Directors, as soon as practicable after the election of directors at the annual meeting of the stockholders held in each year, shall appoint from among their members a Chairman of the Board and a President of the Corporation and shall appoint one or more Vice Presidents, a Secretary and a Treasurer, Assistant Secretaries and Assistant Treasurers and, from time to time, any other officers and agents as it may deem proper. Any two of the above-mentioned offices, except those of the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, or by these By-Laws to be executed, acknowledged or verified by any two or more officers.

          SECTION 2. The term of office of all officers shall be one year or until their respective successors are chosen; but any officer or agent chosen or appointed by the Board of Directors may be removed, if the Board of Directors finds, in its judgement, that the best interests of the Corporation will be served, at any time by the affirmative vote of a majority of the members of the Board then in office.

          SECTION 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Any officer, agent or employee of the Corporation may be required by the Board of Directors to give bond for the faithful discharge of his duties, in such sum and of such character as the Board may from time to time prescribe.

                                   ARTICLE IV

                              CERTIFICATE OF STOCK

          SECTION 1. The interest of each stockholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall be signed by the Chairman of the Board, the President or a Vice President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be countersigned and registered in such manner, if any, as the Board may by resolution prescribe, provided, however, that, where any such certificate is signed (1)

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by a transfer agent or by an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board, President, Vice President, Treasurer, Assistant
Treasurer, Secretary or Assistant Secretary, may be facsimile, engraved or printed. In case any officer or officers whose manual or facsimile signatures appear on any certificate or certificates of this Corporation shall cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates of stock may have been actually countersigned and issued, such certificate or certificates may be countersigned and issued as though such person or persons whose manual facsimile signatures appear thereon had not ceased to be such officer or officers of the Corporation unless, prior to issuance, written instructions to the contrary shall have been received by the transfer agent, assigned any an officer of the Corporation, and they shall be recognized by this Corporation as valid and binding certificates of stock of this Corporation for all purposes and in all respects.

          SECTION 2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agent may reasonably require.

          SECTION 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificates alleged to have been lost, stolen, mutilated or destroyed except upon production of such evidence of the loss, theft, mutilation or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of directors may from time to time prescribe.

                                    ARTICLE V

                                 CORPORATE BOOKS

          The books of the Corporation may be kept outside of the State of Maryland at such place or places as the Board of Directors may from time to time determine.

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                                   ARTICLE VI

                                   SIGNATURES

          SECTION 1. Except as otherwise provided in these Bylaws or as the Board of Directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation and all endorsements, assignments, transfers, stock powers or other instruments of transfer of securities owned by or standing in the name of the Corporation shall be signed or executed by two officers of the Corporation, who shall be the Chairman of the Board, the President or a Vice President and a Vice President, the Secretary or the Treasurer.

          SECTION 2. The Chairman of the Board or the President of the Corporation or, in their absence or disability or at their request, a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations owned by the Corporation unless otherwise provided by the Board of Directors. All proxies for shares held in the name of the Corporation by two officers of the Corporation, who shall be the Chairman of the Board or the President or a Vice President and a Vice President, the Secretary or the Treasurer.

                                   ARTICLE VII

                                   FISCAL YEAR

          The fiscal year of the Corporation shall be determined by the Board of Directors.

                                  ARTICLE VIII

                                 CORPORATE SEAL

          The corporate seal of the Corporation shall consist of a flat faced circular die with the word "Maryland", together with the name of the Corporation, the year of its organization, and such other appropriate legend as the Board of Directors may from time to time determine, cut or engraved thereon. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced. Notwithstanding the foregoing, if the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place

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the word "(seal") adjacent to the signature of the authorized officer of the
Corporation.

                                   ARTICLE IX

                                     OFFICES

          The Corporation and the stockholders and the directors may have offices outside the State of Maryland at such places as shall be determined from time to time by the Board of Directors.

                                    ARTICLE X

                                   AMENDMENTS

          The By-Laws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the stockholders, or by vote of a majority of the directors then in office at any meeting of the Board of Directors; except that after the initial issue of any shares of capital stock of the Corporation, the provisions of this Article X may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all shares of capital stock of the Corporation at the time outstanding and entitled to vote.

                                   ARTICLE XI

                              ADDITIONAL PROVISIONS

          SECTION 1. The books of account of the corporation shall be examined by an independent firm of public accountants, selected as required by law, at the close of each fiscal year of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation, of record on such date with respect to each report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the year covered by the report, its income and expenses, the net asset value of its outstanding shares, the securities in which the funds of the Corporation were then invested and such other matters as the Board of Directors shall determine.

          SECTION 2. In any case where an officer or director of the Corporation or of any investment adviser of the Corporation, or a member of any committee of the Corporation, is also an officer or director of another corporation and the purchase or

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sale of the securities issued by such other corporation is under consideration, the officer, director or committee member concerned will abstain from participating in any decision made on behalf of the Corporation to purchase or sell any securities issued by such other corporation.

          SECTION 3. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than ten million dollars ($10,000,000), and the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodians can be found ready and willing to act, and further provided that the Corporation may use as sub-custodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law. Upon the resignation or inability to serve of any custodians, the Corporation will use its best efforts to obtain a successor custodian or custodians and will require that the cash and securities owned by the Corporation be delivered directly to such successor custodian or custodians. In the event, however, that no successor custodian or custodians can be found, the Corporation will submit to its stockholders, before permitting delivery of the cash and securities owned by the Corporation to other than a successor custodian or custodians, the question of whether the Corporation shall be liquidated or shall function without any custodian.

                                   ARTICLE XII

                          INDEMNIFICATION OF DIRECTORS,

                             OFFICERS AND EMPLOYEES

          (a) The Corporation shall indemnify each officer and director made party to a proceeding, by reason of service in such capacity, to the fullest extent, and in the manner provided, under section 2-418 of the Maryland General Corporation law; (i) unless it is proved that the person seeking indemnification did not meet the standard of conduct set forth in subsection (b)(1) of such section; and (ii) provided, that the Corporation shall not indemnify any officer or director for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

          (b) The provisions of clause (i) of paragraph (a) herein notwithstanding, the Corporation shall indemnify each officer and director against reasonable expenses incurred in connection with the successful defense of any proceeding to which

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such officer or director is a party by reason of service in such capacity.

          (c) The Corporation, in the manner and to the extent provided by applicable law, shall advance to each officer and director who is made party to a proceeding by reason of service in such capacity the reasonable expenses incurred by such person in connection therewith.

          (d) The Corporation shall, to the fullest extent and in the manner provided under applicable law, indemnify each of its employees made a party to a proceeding, by reason of service in such capacity, and advance to each such employee the reasonable expenses incurred by such person in connection therewith; provided, however, that the Corporation shall not indemnify any employee for any liability to the Corporation or its security holders arising from the willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's duties on behalf of the Corporation.

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